Exhibit 10.10

ROCK HOLDINGS INC.
2015 EQUITY COMPENSATION PLAN

1.                                      Definitions: As used herein, the following terms shall have the following meanings:

(a)                                 “Award” shall mean an Option, a grant of Common Shares or a sale of Common Shares, which are the types of interests that the Committee is authorized to provide to Participants under the Plan.

(b)                                 “Award Agreement” shall mean a written agreement between the Company and a Participant pursuant to which the Company makes an Award to the Participant, which Award Agreement shall be subject in all respects to (and shall incorporate by reference) the Plan, but may contain additional terms and conditions not inconsistent with the Plan.

(c)                                  “Cause” shall have the meaning:

(i)                                     ascribed to such term in any employment agreement between a Participant and a Rock Entity (in which case, the meaning ascribed to such term in such employment agreement shall be supplemented by the meaning ascribed to such term in clause (ii) below and, to the extent the meaning of such term in clause (ii) below and in any such employment agreement are inconsistent, the meaning ascribed to the term in clause (ii) below shall supersede and control the meaning of such term);

or,

(ii)                                  in the case of a Participant who does not have an employment agreement with a Rock Entity that contains a definition of “Cause,” such term shall mean:

(A)                               a material breach of any term or provision of the Plan or any Award Agreement or any other agreement between the Participant and a Rock Entity, including, without limitation, any breach (whether voluntary, involuntary or by operation of law) of the prohibitions contained in the Plan against the Transfer of Options granted and Common Shares acquired under the Plan,

(B)                               a material breach of any term or provision of the employee handbook of the Rock Entity that employs the Participant,

(C)                               a material breach of any term or provision of any published policies of any Rock Entity, including, without limitation, any insider trading policy,

(D)                               the Participant’s willful failure to perform the services required in connection with the Participant’s employment with a Rock Entity,

or to do so in all material respects in a reasonable and business-like manner,

(E)                                any conduct of the Participant related to his employment with a Rock Entity for which either criminal or material civil penalties could be sought,

(F)                                 the loss or revocation of any license the Participant is required to have to perfonu his duties for a Rock Entity,

(G)                               the Participant’s conviction of or plea of nolo contendere or admission of guilt with respect to a felony or any crime involving moral turpitude, including, without limitation, crimes involving drugs or liquor, regardless of whether appealed,

(H)                              the Participant’s commission of, or participation in, any act of fraud, false pretense, forgery, embezzlement or dishonesty against any Rock Entity,

(I)                                   the Participant’s commission of, or participation in, any act or omission that has a more than de minimis adverse effect upon the affairs or reputation of any Rock Entity,

(J)                                   the Participant’s substantial dependence on any mind altering or other harmful substance, including, without limitation, alcohol, marijuana, amphetamines, barbiturates, LSD, cocaine, any other narcotic drug, or any natural or synthetic substance having the same or similar effects as any of the foregoing, to the extent such use would constitute reasonable cause for termination under applicable law,

(K)                               the Participant’s abuse of prescription drugs in a non-prescribed manner, to the extent such use would constitute reasonable cause for termination under applicable law, or

(L)                                any activity of the Participant that constitutes a Competing or Harmful Activity.

For purposes of the Plan, a voluntary Termination of a Participant, after any act or omission by the Participant that would be grounds for a Termination for Cause, shall be considered a Termination for Cause (notwithstanding Participant’s prior voluntary Termination). Moreover, even where there has been no act or omission by a Participant meeting the foregoing definition of Cause, the Committee in its Discretion may determine to treat a voluntary Termination by a Participant prior to Retirement as a Termination for Cause for purposes of the Plan, provided that the Committee provides written notice to the Participant of such determination within ninety (90) days after the Participant’s voluntary Termination and provided that either (i) the voluntary Termination is attempted or effectuated by the Participant without him providing at least 14 days advance, clear and unequivocal written notice of such voluntary Termination to the Rock Entity that employs the Participant, (ii) the Participant does not fully cooperate in all material respects in transitioning his duties to other employees or service providers (either before or after the effective date of the Participant’s voluntary Termination), or (iii) the Participant is responsible for significant initiatives, but resigns during a critical time period relating to those initiatives or before critical deliverables are completed without timely transitioning his responsibilities to other employees or service providers.

(d)                                 “Change in Control” shall mean, unless otherwise determined by the Committee in its Discretion and set forth in the Award Agreement:

(i)                                     the sale of all or substantially all of the assets of the Rock Entities determined on a consolidated basis in a single transaction or series of related transactions to a single purchaser or group of related purchasers,

(ii)                                  the sale of more than 50% of the Common Shares in a single transaction or related series of transactions to a single purchaser or group of related purchasers, or

(iii)                               a merger, reorganization or similar transaction involving the Company where less than 50% of the equity interest in the entity resulting from such transaction is directly or indirectly owned, immediately after such transaction, by those Persons who were the beneficial owners of the Common Shares immediately before such transaction.

Unless determined otherwise by the Committee in its Discretion and set forth in the Award Agreement, a “Change in Control” shall also be deemed to occur at any time at which individuals (other than Daniel Gilbert and/or individuals designated or approved by Daniel Gilbert) constitute a majority of the board of directors of the Company.

(e)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder.

(f)                                   “Committee” shall mean (i) Daniel Gilbert, or (ii) a committee comprised of Daniel Gilbert and/or one or more other individuals designated by Daniel Gilbert.

(g)                                  “Common Shares” shall mean the voting common shares, par value $0.01 per share, of the Company, and any securities received in respect of or in exchange for such Common Shares as a result of a stock dividend, stock split, reverse stock split, merger, recapitalization, reorganization or similar transaction (collectively, “Derivative Securities”), which Derivative Securities shall be subject to the same terms, conditions and restrictions as the Common Shares in respect of which the Derivative Securities are issued. As of the date of adoption of the Plan, the Common Shares (which are voting shares) are the only class of authorized and outstanding capital stock of the Company. If at any time after the date of adoption of the Plan, the Company amends its articles of incorporation to authorize a class of nonvoting common shares having identical economic rights as the Common Shares:

(i)                                     such nonvoting common shares shall be the shares of Company stock which may be optioned, granted or sold under the Plan,

(ii)                                  all references to “Common Shares” in the Plan shall mean such nonvoting common shares, and

(iii)                               the Common Shares which any Participant has acquired (or has the right to acquire) pursuant to any Award made prior to the date of such amendment to the Company’s articles of incorporation shall automatically (and without any action or consent of any Participant) become nonvoting common shares.

(h)                                 “Company” shall mean Rock Holdings Inc., a Michigan corporation, or any successor thereof.

(i)                                     “Competing or Harmful Activity” shall mean:

(i)                                     owning, maintaining, operating or engaging in the same or similar line of business or activity as any Rock Entity or in any business or activity that competes with any Rock Entity (“Competing Business”) in any county of any state in which any Rock Entity is operating a business,

(ii)                                  accepting employment with or serving as a consultant, advisor or in any other capacity to any Person that is a Competing Business or is acting against the interests of any Rock Entity,

(iii)                               undertaking any efforts or activities toward pre-incorporating, incorporating, financing or commencing any Competing Business,

(iv)                              advising, serving, or consulting with any Person which is or will be undertaking efforts towards incorporating, financing or commencing any Competing Business or activity which engages in a Competing Business,

(v)                                 employing, offering employment to, soliciting for the purpose of employing or recruiting any then present employee (or individual who, within two years prior to the time in question, was an employee) of any Rock Entity for or on behalf of any Person,

(vi)                              calling upon, soliciting, diverting or referring to any Person customers or referral sources of any Rock Entity who have conducted business with any Rock Entity within the two years before the time in question,

(vii)                           disclosing, copying, communicating, distributing, revealing, or using any trade secrets, proprietary infatuation, or confidential information concerning any Rock Entity or any of their customers (“Confidential Information”), except as a Participant’s duties to any Rock Entity may require during the Participant’s employment with any Rock Entity,

(viii)                        failing to return any Confidential Information or any documents, records, files, lists and the like (including originals and copies) containing Confidential Information immediately on the date of Termination of the Participant,

(ix)                              participating in a hostile takeover attempt of any Rock Entity,

(x)                                 disparaging the actions, reputation or character of any Rock Entity and/or any of their officers, directors, agents, consultants or shareholders in their capacity as such, by any means, including, without limitation, through any social media, or

(xi)                              using information or communications of a Rock Entity for the Participant’s own purposes without the Rock Entity’s consent, undertaking or participating in any activity that is or could be harmful in more than a de minimis manner to a Rock Entity, or disclosing non-public information about a Rock Entity (such as operating results, Common Share ownership or dividends) to others (except a Participant’s attorney or accountant who needs to know the information) without the Rock Entity’s consent.

(j)                                    “Daniel Gilbert” shall mean Daniel Gilbert or the person who, as a result of Daniel Gilbert’s death, disability or incapacity, then votes a majority of the Common Shares owned by Daniel Gilbert on the date of adoption of the Plan.

(k)                                 “Discretion” shall mean the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat any employee in a manner consistent with the treatment afforded other employees with respect to the Plan or otherwise.

(l)                                     “Encumbrance” shall mean or refer to any lien, claim, charge, pledge, mortgage, encumbrance, security interest, restriction on voting or alienation of any kind, adverse interest, or the interest of a third party under any conditional sale agreement, capital lease or other title retention agreement, other than any such encumbrances, if any, imposed pursuant to applicable federal and state securities laws or under the terms of the Plan.

(m)                             “Fair Value Per Share” shall mean, unless otherwise determined in the Discretion of the Committee and set forth in the Award Agreement, an amount calculated as set forth in Exhibit A as of any date of determination.

(n)                                 “Forfeiture Repurchase Price” shall mean:

(i)                                     in the case of Common Shares acquired pursuant to an Award made under the Plan (whether upon exercise of Options granted under the Plan or as a result of the grant or sale of Common Shares under the Plan), the lesser of:

(x)                                      the aggregate Fair Value Per Share of such Common Shares as of any date of determination, less any then outstanding principal balance of, and any accrued but unpaid interest on, any promissory note issued by a Participant (or other Person) to acquire such Common Shares,

or

(y)                                      the cost (if any) paid by the Participant (or any other Person) to the Company to acquire such Common Shares (exclusive of any taxes incurred by the Participant upon the acquisition or vesting of such Common Shares), less any outstanding principal balance of, and any accrued but unpaid interest on, any promissory note issued by the Participant (or any other Person) to acquire such Common Shares,

or

(ii)                                  in the case of Options granted under the Plan, zero ($0.00) dollars.

(o)                                 “IPO” shall mean a sale of Common Shares to the public pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act.

(p)                                 “Non-Forfeiture Repurchase Price” shall mean, as of any date of determination:

(i)                                     in the case of Common Shares acquired pursuant to an Award made under the Plan (whether upon exercise of Options granted under the Plan or as a result of the grant or sale of Common Shares under the

Plan), the aggregate Fair Value Per Share of such Common Shares, less any then outstanding principal balance of, and any accrued but unpaid interest on, any promissory note issued by a Participant (or other Person) to acquire such Common Shares,

or

(ii)                                  in the case of Options granted under the Plan, the aggregate Fair Value Per Share of the Common Shares underlying the Options, less the aggregate Option Price for such Common Shares.

(q)                                 “Option” shall mean an option to purchase Common Shares which meets the requirements set forth in the Plan but which is not intended to be, or does not qualify as, an incentive stock option within the meaning of Section 422 of the Code.

(r)                                    “Option Price” shall mean the price payable by a Participant to exercise an Option and thereby acquire a Common Share.

(s)                                   “Participant” shall mean any individual designated by the Committee under Paragraph 6 for participation in the Plan.

(t)                                    “Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision of such governmental entity.

(u)                                 “Plan” shall mean this Rock Holdings Inc. 2015 Equity Compensation Plan, as it may be amended from time to time.

(v)                                 “Qualifying Termination” shall have the meaning ascribed to such term in Paragraph 23.

(w)                               “Retirement” shall mean voluntary Termination of a Participant if, at the time of such voluntary Termination, (i) the Participant has not engaged in any activity meeting the definition of Cause, and (ii) the sum of the Participant’s age and the number of his complete years of employment with a Rock Entity at least equals 75.

(x)                                 “Repurchase Notification Period” shall mean the period (i) beginning on the earlier of the date of Termination of the Participant or the date on which the Participant engages in any activity meeting the definition of Cause, and (ii) ending on the fifth anniversary of the date of Termination of the Participant.

(y)                                 “Rock Entity” shall mean the Company and any other corporation or other entity which is both (i) directly or indirectly wholly-owned by the Company and (ii) treated as a disregarded entity and a division of the Company for federal income tax purposes. If any other corporation or other entity meets the requirements of clauses (i) and (ii) of the preceding sentence at the time an Award is made to a Participant that is employed by such other corporation or other entity, but thereafter such other corporation or other entity ceases to meet the requirements of either clause (i) or (ii) of the preceding sentence (other than on account of the Company ceasing to be an S corporation under the Code), then the Participant shall be considered to have experienced a Termination that is a Termination other than for Cause but that is not a Qualifying Termination.

(z)                                  “Secretary” shall mean the Secretary of the Company.

(aa)                          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(bb)                          “Shareholders Agreement” shall mean the Shareholders Agreement of Rock Acquisition Corporation (now known as Rock Holdings Inc.), dated as of October 31, 2002, as the same may be amended from time to time.

(cc)                            “Termination” shall mean the termination, for whatever reason and whether voluntary or involuntary, of the employment relationship between a Participant, on the one hand, and a Rock Entity, on the other hand. The Committee, in its Discretion and on a case by case basis without any duty to treat similarly situated Participants in a uniform manner, may determine whether a Participant who changes from full-time to part-time employment status, who goes on a leave of absence or who becomes disabled has experienced a Termination.

(dd)                          “Transfer” shall have the meaning ascribed to such term in Paragraph 12.

2.                                      Purpose of Plan: The purpose of the Plan is to provide key employees (including officers) of the Rock Entities with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Rock Entities, to join the interests of key employees (including officers) of the Rock Entities with the interests of the shareholders of the Company, and to facilitate attracting and retaining key employees (including officers) of the Rock Entities who have exceptional ability, by allowing such persons to acquire an ownership interest in the Company, on the terms and subject to the conditions set forth in the Plan, as part of their compensation for services rendered by such persons directly to a Rock Entity as an employee of such Rock Entity.

3.                                      Administration: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to whom Awards shall be made, the number of Common Shares to be covered by an Award, the time when Awards shall be made and the terms and conditions of any Awards. Subject to the provisions of the Plan, the Committee has plenary authority to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall be final, conclusive and not subject to appeal.

4.                                      Indemnification: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award made under the Plan to the full extent provided for under the Company’s articles of incorporation or bylaws with respect to indemnification of directors of the Company.

5.                                      Maximum Number of Shares Subject to Plan: The maximum number of shares with respect to which Options may be granted or which may be granted or sold under the Plan shall be an aggregate of Common Shares, which may consist in whole or in part of authorized and unissued or reacquired Common Shares. Subject to such maximum limitation, the Committee in its Discretion may determine the number of Common Shares to be covered by any Award made to any Participant. Unless the Plan shall have been terminated, Common Shares covered by the unexercised portion of canceled, forfeited, expired or otherwise terminated Options, and Common Shares acquired under the Plan and subsequently repurchased or forfeited, shall again be available for option, grant or sale under the Plan. The number and type of shares subject to each outstanding Award, the Option Price with respect to outstanding Options, and the aggregate number and type of shares remaining available for option, grant or sale under the Plan shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations of or by the Company; provided that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding Award.

6.                                      Participants: The Committee shall determine and designate from time to time, in its Discretion, those employees (including officers) of any Rock Entity to whom Awards shall be made and who thereby become Participants under the Plan.

7.                                      Making of Awards: The making of Awards under the Plan shall be effected in accordance with determinations made by the Committee in its Discretion pursuant to the provisions of the Plan, by execution of Award Agreements between the Company and Participants. Each Award Agreement (1) shall indicate whether the Award is an Option, a grant of Common Shares or a sale of Common Shares, (ii) shall set forth the Option Price (in the case of an Option) or the sale price (in the case of a sale of Common Shares), (iii) shall specify the number of Common Shares covered by the Award, and (iv) may contain such other terms and conditions determined in the Discretion of the Committee which are not inconsistent with the terms of the Plan.

8.                                      Consideration for Awards: The Committee, in its Discretion, shall establish the Option Price at the time any Option is granted, provided, however, that (i) the Option Price per Common Share underlying the Option shall at least equal the Fair Value Per Share as of the date of grant of the Option and (ii) the Option Price shall be subject to adjustment as provided in Paragraph 5. The Committee may also provide for either the current sale of Common Shares to a Participant for any price determined by the Committee in its Discretion, or the current grant of Common shares to a Participant for no consideration.

9.                                      Payment of Consideration for Awards. At the time of the exercise in whole or in part of any Option or at the time of any sale of Common Shares, payment in full in cash shall be made by the Participant for all Common Shares so acquired; provided, however, that such payment of the Option Price or sale price may, with the consent of the Committee, in its Discretion, and subject to such conditions as may be established by it, also be made, in whole or in part:

(i)                                     by delivery of Common Shares,

(ii)                                  by delivery of a promissory note payable to the order of the Company that is acceptable to the Committee,

(iii)                               by a cash down payment and delivery of such a promissory note in the amount of the unpaid Option Price or sale price,

(iv)                              by the Company retaining from the Common Shares to be delivered upon exercise of the Option or sale of the Common Shares that number of Common Shares having an aggregate Fair Value Per Share on the date of exercise or sale equal to the Option Price or sale price of the number of Common Shares with respect to which the Participant exercises the Option or which are sold to the Participant, or

(v)                                 in such other manner as the Committee determines is appropriate, in its Discretion.

No Participant shall have any of the rights of a shareholder of the Company under any Option until the actual issuance of Common Shares, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such Common Shares, except as otherwise provided in Paragraph 5. In the event the Committee permits a Participant to pay by means of a promissory note the Option Price of Common Shares acquired upon exercise of an Option granted to the Participant or the sale price of Common Shares sold to the Participant, unless provided otherwise in the promissory note or Award Agreement, any dividends or other distributions otherwise thereafter payable on or in respect of such Common Shares (and any other Common Shares owned by the Participant) shall be retained by the Company and applied toward payment of the outstanding principal balance of and any accrued but unpaid interest on such promissory note.

10.                               Vesting. Options shall become vested and exercisable, and Common Shares (whether acquired by exercise of an Option, by sale or by grant for no consideration) shall become vested, at such time or times and subject to such conditions as shall be determined by the Committee in its Discretion and set forth in the Award Agreement, which may include immediate vesting at the date of the Award Agreement. If the Award Agreement does not contain a vesting schedule and vesting terms,

(i)                                     an Option shall become vested and exercisable with respect to 25% of the number of Common Shares underlying the Option on the first anniversary of the date of grant of the Option, the Option shall become vested and exercisable with respect to the remainder of the Common Shares underlying the Option in equal 1/36th increments on the first day of each of the succeeding 36 complete calendar months (beginning on the first day of the first complete calendar month after the first anniversary of the date of grant of the Option), and the Common Shares acquired upon exercise of the Option shall be fully vested at the time of Option exercise, and

(ii)                                  25% of the Common Shares sold or granted shall become vested on the first anniversary of the date of the sale or grant and the remainder of the Common Shares sold or granted shall become vested in equal 1/36th increments on the first day of each of the succeeding 36 complete calendar months (beginning on the first day of the first complete calendar month after the first anniversary of the sale or grant of the Common Shares);

provided, however, that Options and Common Shares scheduled to become vested on a particular vesting date shall become vested only if the employment relationship between the Participant and a Rock Entity continues uninterrupted from the date of the Award until such vesting date, and any unvested portion of an Option or Common Shares shall become vested upon a Change in Control if the employment relationship between the Participant and a Rock Entity continues uninterrupted from the date of the Award until the closing date of the Change in Control. Vesting is relevant for various purposes under the Plan, including, without limitation, the price for which Common Shares acquired by a Participant under the Plan may be repurchased by the Company following the Participant’s Termination. However, any Common Share acquired by a Participant under the Plan shall, for the entire period that such Common Share is outstanding and regardless of whether it is vested or unvested, be entitled to share equally in any distribution made by the Company on the Common Shares (including dividends and distributions in liquidation of the Company).

11.                               Transferability and Exercise of Options: Except as otherwise provided in this Plan or as otherwise determined by the Committee in its Discretion and set forth in the Award Agreement:

(i)                                     no Option granted to a Participant shall be transferable by such Participant otherwise than by will or by the laws of descent and distribution, and

(ii)                                  such Option shall be exercisable, during the lifetime of the Participant, only by the Participant; provided, however, that an Option may be transferred pursuant to the “Drag Along Rights” provision of Section 1.8.1 of the Shareholders Agreement (to which all Options granted under the Plan shall be subject).

Any purported transfer or exercise of an Option in violation of the foregoing prohibitions shall be null and void and of no force or effect whatsoever, and any Participant making any purported prohibited transfer will retain beneficial ownership of the Option. In the case of any purported Transfer of an Option in violation of the transfer prohibition set forth in this Paragraph 11 (whether such Transfer is voluntary, involuntary or by operation of law), effective immediately prior to such Transfer, the Option and all rights thereunder shall be null and void and cancelled and forfeited for no consideration. At any time after an Option becomes vested and exercisable until the “Option Expiration Date” (or the earlier date of termination of the Option under the Plan, such as due to Termination of the Participant pursuant to Paragraph 15), the Option may be exercised by giving written notice to the Secretary, which notice shall specify the number of Common Shares as to which the Option is exercised and shall be accompanied by payment of the Option Price for such number of Common Shares (unless the Committee has determined to permit payment of the Option Price by means other than payment of cash upon exercise). Such exercise shall be effective only upon the actual receipt of such written notice and Option Price (if applicable), and no rights or privileges of a shareholder of the. Company in respect of any Common Shares issuable upon exercise of any part of the Option shall inure to the Participant, or any other person entitled to exercise the Option, unless and until certificates representing such Common Shares shall have been issued. Unless otherwise determined by the Committee in its Discretion and set forth in the Award Agreement, the “Option Expiration Date” shall mean (and no Option may be exercised after) the tenth anniversary of the date of grant of the Option. Notwithstanding the foregoing provisions of this Paragraph 11 or any other provision of the Plan, if a Participant to whom an Option is granted (or any other Person who becomes entitled under the first sentence of this Paragraph 11 to exercise an Option granted to a Participant) submits a notice of exercise of such Option, instead of permitting exercise of the Option and issuing the Common Shares specified in the notice of exercise, the Committee in its Discretion may require cancellation of the Option in exchange for payment to the Participant (or such other Person entitled to exercise the Option) of an amount equal to the then Non-Forfeiture Repurchase Price for the portion of such Option sought to be exercised (less any withholding tax owing in respect of such amount); with such amount being payable at the same time and subject to the same terms and conditions (including the repurchase price, which might not equal the Non-Forfeiture Repurchase Price) as if the Option were exercised for such number of Common Shares and were the Company to then exercise its right under Paragraph 16 to repurchase such Common Shares; provided, however, that the payment in cancellation of the Option shall be made in a lump sum in cash at the time of the cancellation, unless payment of such amount over time (in accordance with Paragraph 16(e)(ii) of the Plan) would not result in the Participant (or other holder of the Option) being subject to additional tax under Section 409A of the Code, in which case the payment in cancellation of the Option may be made over time in accordance with Paragraph 16(e)(ii) of the Plan.

12.                               Prohibition Against Transferability of Common Shares. Unless otherwise determined by the Committee in its Discretion and set forth in the Award Agreement, or as otherwise provided in Paragraph 13, no Common Shares acquired by a Participant under the Plan, whether acquired by means of Option exercise or grant or sale of Common Shares, may be directly or indirectly sold, transferred, assigned, gifted, alienated, pledged, hypothecated or in any manner disposed of by the Participant (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), nor may a Participant create or suffer the creation of a security interest in or any Encumbrance on or in respect of any Common Shares acquired by him under the Plan or enter any swap, contract, participation or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of Common Shares (the commission of any such act being referred to as a “Transfer”). Any purported Transfer of Common Shares in violation of the foregoing Transfer prohibition shall be null and void and of no force or effect whatsoever, and any Participant making any purported prohibited Transfer will retain beneficial ownership of the Common Shares, including the right to receive dividends and distributions on such Common Shares. A violation by a Participant of the Transfer prohibition in this Paragraph 12 may also be grounds for Termination of the Participant for Cause. Moreover, in the case of any purported Transfer of Common Shares by a Participant in violation of the Transfer prohibition set forth in this Paragraph 12 (whether voluntary, involuntary or by operation of law), the Company (or Daniel Gilbert) shall have the right to repurchase the Common Shares pursuant to and subject to the terms and conditions of Paragraph 16.

13.                               Permitted Transfers of Common Shares. Notwithstanding the Transfer prohibition set forth in Paragraph 12, but subject to compliance with the provisions of Sections 1.1 and 1.2 of the Shareholders Agreement, Common Shares acquired by a Participant under the Plan may be Transferred:

(i)                                     to the Company or Daniel Gilbert (whether or not pursuant to the repurchase provisions in the Plan),

(ii)                                  by Daniel Gilbert,

(iii)                               by will or pursuant to the laws of descent and distribution upon or after the death of the Participant (although, in such case, the Company or Daniel Gilbert shall have the right to repurchase the Common Shares pursuant to Paragraph 16 and any transferee of the Common Shares in such Transfer must agree in writing to comply with the Transfer prohibition set forth in Paragraph 12 and any other provisions of the Plan determined by the Committee),

(iv)                              pursuant to the “Drag Along Rights” provision of Section 1.8.1 of the Shareholders Agreement (to which all Common Shares acquired pursuant to the Plan shall be subject),

(v)                                 after consummation of an IPO (but subject to any securities law requirements and any lock-up period or other contractual restrictions imposed on transfer of Common Shares in connection with an IPO), or

(vi)                              to any other Person or under any other circumstances with the prior written consent of Daniel Gilbert, which consent may be granted, withheld or subject to any conditions imposed by Daniel Gilbert in his sole discretion.

14.                               No Right to Continued Employment: Nothing contained in the Plan or in any Award Agreement, nor any action taken by the Committee under the Plan, shall confer upon any Participant any right with respect to continuation of employment with a Rock Entity, nor interfere in any way with the right of a Rock Entity to terminate such person’s employment at any time.

15.                               Effect of Termination on Options: Unless determined otherwise by the Committee in its Discretion and set forth in the Award Agreement, upon Termination of the Participant:

(i)                                     any then unvested portion of the Option shall be cancelled and forfeited for no consideration regardless of the reason for the Participant’s Termination, and

(ii)                                  any then vested portion of the Option shall also be forfeited (A) if the Participant’s Termination is for Cause or (B) if the Participant’s Termination is other than for Cause but the Participant engages in activity after Termination and prior to exercise of the Option that satisfies the definition of Cause.

If a Participant to whom an Option has been granted experiences a Termination other than for Cause and does not engage in activity meeting the definition of Cause after his Termination and prior to exercise of the Option, any portion of the Option that is vested on the date of the Participant’s Termination may be exercised only until the earlier of the 90th day after such Termination or the Option Expiration Date and only if the Participant simultaneously executes a release in a form satisfactory to the Company, with any Common Shares acquired by exercise of the Option during such period being subject to the repurchase provisions set forth in Paragraph 16; provided, however, that if the Participant (or any other Person who is entitled to exercise the Option) submits a notice of exercise of the vested portion of the Option during such period, instead of permitting exercise of the vested portion of the Option and issuing the underlying Common Shares specified in the notice of exercise, the Committee in its Discretion may require cancellation of the Option in exchange for payment to the Participant (or other Person entitled to exercise the Option) of an amount equal to the Non-Forfeiture Repurchase Price of the vested portion of the Option sought to be exercised (less any withholding tax owing in respect of such amount), with such amount being payable at the same time and subject to the same terms and conditions as if such portion of the Option were exercised and were the Company to then exercise its right under Paragraph 16 to repurchase the Common Shares underlying such portion of the Option; provided, however, that (i) such amount shall be payable to the Participant only if he executes or has executed a release in a form satisfactory to the Company, and (ii) such amount shall be paid in a lump sum in cash at the time of the cancellation of the Option, unless payment of such amount over time (in accordance with Paragraph 16(e)(ii) of the Plan) would not result in the Participant (or other holder of the Option) being subject to additional tax under Section 409A of the Code, in which case the payment in cancellation of the Option may be made over time in accordance with Paragraph 16(e)(ii) of the Plan.

16.                               Right to Repurchase Common Shares. The Company (or Daniel Gilbert if and to the extent that the Company does not exercise its rights under this Paragraph 16) may repurchase all or any of the Common Shares acquired pursuant to any Award made to a Participant under the Plan, regardless of who owns such Common Shares if, during the Repurchase Notification Period, the Company (or Daniel Gilbert, as applicable) provides written notice of its (or his) intention to repurchase such Common Shares in accordance with this Paragraph 16.

(a)                                 The Company (or Daniel Gilbert) may exercise the repurchase right provided in this Paragraph 16 by delivering, at any time during the Repurchase Notification Period, written notice to the Participant (or other holder of the Common Shares) setting forth the number of Common Shares to be repurchased, the repurchase price for such number of Common Shares, and a closing date for the repurchase (which closing date shall be no later than 90 days after the date of such repurchase notice).

(b)                                 The repurchase price for any Common Shares repurchased by the Company (or Daniel Gilbert, as applicable) pursuant to this Paragraph 16 shall be the Non-Forfeiture Repurchase Price of such Common Shares as of the date that the Company (or Daniel Gilbert, as applicable) provides notice of its (or his) intent to repurchase such Common Shares, provided, however, that:

(i)                                     in the case of Common Shares acquired pursuant to an Award made to a Participant that are unvested as of the date of Termination of the Participant, if the Company (or Daniel Gilbert, as applicable) provides written notice to the Participant (or other holder of the unvested Common Shares) of its (or his) intent to exercise its (or his) repurchase rights under this Paragraph 16 during the portion of the Repurchase Notification Period consisting of the six month period following the date of the Participant’s Termination, then the repurchase price for such unvested Common Shares shall be the Forfeiture Repurchase Price of such unvested Common Shares as of the date of the Participant’s Termination,

and

(ii)                                  (A) if a Participant engages in any activity meeting the definition of Cause (other than a Transfer in violation of the provisions of Paragraph 12 of the Plan that is involuntary or by operation of law) at any time during the portion of the Repurchase Notification Period ending on the first anniversary of the date of the Participant’s Termination, (B) if the Company discovers such activity during the later of (I) the period specified in the foregoing clause (A) of this Paragraph 16(b)(ii), and (II) the six months after the Participant engages in such activity, and (C) if the Company (or Daniel Gilbert, as applicable) provides written notice to the Participant (or other holder of the Common Shares) of its (or his) intent to exercise repurchase rights under this Paragraph 16 within six months after the Company discovers such activity, then the repurchase price for any Common Shares acquired pursuant to any Award made to the Participant shall be the Forfeiture Repurchase Price of such Common Shares as of the time that the Company discovers such conduct by the Participant.

(c)                                  In the case of Common Shares acquired under an Award made to a Participant, (i) if the Participant engages in any activity meeting the definition of Cause (other than a Transfer in violation of the provisions of Paragraph 12 of the Plan that is involuntary or by operation of law) at any time during the portion of the Repurchase Notification Period ending on the first anniversary of the date of Termination of the Participant, (ii) if the Company discovers such activity during the later of (I) the period specified in the foregoing clause (i) of this Paragraph 16(c), and (II) the six months after the Participant engages in such activity, and ( ) the Company (or

Daniel Gilbert, as applicable) provides written notice to the Participant (or other holder of the Common Shares) of the Company’s (or Daniel Gilbert’s) intention to exercise its (or his) rights under this Paragraph 16(c) within six months after the Company discovers such activity, then (A) the repurchase price of any of such Common Shares previously repurchased by the Company (or Daniel Gilbert, as applicable) from the Participant (or other holder) at a Non-Forfeiture Repurchase Price shall be reduced to the Forfeiture Repurchase Price of such Common Shares as of the date that the Company discovers such activity, and (B) any then remaining obligation of the Company (or Daniel Gilbert, as applicable) to pay a Non-Forfeiture Repurchase Price for such Common Shares shall be eliminated or reduced, as applicable, and (C) the Participant (or other holder of the Common Shares) shall immediately repay any previous repurchase price payments received, so that the total amount received by the Participant (and any other holder) from the Company and Daniel Gilbert in respect of such Common Shares shall equal the Forfeiture Repurchase Price of the Common Shares as of the time that the Company discovers the Participant’s activity meeting such definition of Cause.

(d)                                 Nothing in this Paragraph 16 shall limit the right of any Rock Entity to separately seek damages, or to pursue any other available remedy (including specific performance), against any Participant in respect of any activity engaged in by the Participant meeting the definition of Cause.

(e)                                  Subject to Paragraph 16(c), unless otherwise determined by the Committee and set forth in the Award Agreement, the Company (or Daniel Gilbert, as applicable) shall pay the Participant (or other holder of the Common Shares) the repurchase price of the Common Shares to be repurchased, in the Discretion of the Company (or Daniel Gilbert, as applicable) either:

(i)                                     in full in cash at the closing of the repurchase, or

(ii)                                  20% in cash at closing with the remaining balance of the repurchase price payable in four equal installments of principal (plus interest at the then applicable rate for federal income tax purposes) on each of the first four anniversaries of the closing date of the repurchase (subject to prepayment at the option of the Company at any time without penalty); provided, however, that the Company may delay payment of all or a portion of the repurchase price so long as and to the extent that (i) the payment would be prohibited by law or (ii) the payment would be prohibited under agreements governing the Company or the other Rock Entities (which are the source of the funds to make the payment), such as lending agreements and bond indentures.

(f)                                   At the closing of the repurchase of Common Shares under this Paragraph 16:

(i)                                     the Participant (or other holder of the Common Shares) shall execute any documents determined in the Discretion of the Company (or Daniel Gilbert, as applicable) to be necessary or appropriate to effectuate the transfer of such Common Shares to the Company (or Daniel Gilbert, as applicable),

(ii)                                  the Common Shares transferred by the Participant (or other holder) shall be free and clear of any Encumbrances,

(iii)                               the Participant (or other holder) shall so represent and warrant and further represent and warrant that the Participant (or other holder) is the record and beneficial owner of the Common Shares, and

(iv)                              the Participant (or other holder) shall thereafter have no right, title or interest in or in respect of such repurchased Common Shares (except for the right to receive any portion of the repurchase price thereof not paid at the closing of the repurchase, plus interest).

(g)                                  To facilitate enforcement of the Company’s (and Daniel Gilbert’s) repurchase rights under this Paragraph 16, at the time of acquisition of any Common Shares under the Plan (whether at the time of Option exercise or at the time of grant or sale of Common Shares hereunder), the Participant (or other permitted acquirer of the Common Shares) shall deliver to the Company a stock power or assignment separate from certificate assigning the Common Shares (which power or assignment will be executed by the Participant or other acquirer of the Common Shares, but the date of the power or assignment, the identity of the assignee and the number of Common Shares covered thereby shall be left blank).

17.                               Power of Attorney; Execution of Documents. By execution of any Award Agreement, as to any Common Shares acquired pursuant thereto, the Participant (on behalf of himself and any subsequent holder of such Common Shares) shall be deemed to have irrevocably constituted and appointed the Secretary his true and lawful attorney-in-fact, with full power of substitution, to execute or complete any document and to do and perform any act necessary or appropriate to effectuate the Participant’s (or other holder’s) obligations to transfer the Common Shares to the Company (or Daniel Gilbert, as applicable) pursuant to the repurchase provisions of the Plan. The power of attorney granted pursuant to this Paragraph 17 shall be irrevocable and shall survive the death, incompetency, insanity, disability or bankruptcy of the Participant, and Transfer of the Common Shares, and the death, incompetency, insanity, disability or bankruptcy of any other holder of the Common Shares.

18.                               Voting Agreement Irrevocable Proxy. By execution of any Award Agreement, as to any Common Shares acquired pursuant thereto for so long as such Common Shares are voting shares (or until consummation of an Approved Sale (as defined in the Shareholders Agreement) or Daniel Gilbert’s consent to termination of these provisions, if earlier), as to any and all matters that may come before the shareholders of the Company (whether at an annual or special shareholder meeting, by written consent in lieu of a meeting or otherwise), pursuant to Section 461 of the Michigan Business Corporation Act, the Participant (on behalf of himself and any subsequent holder of such Common Shares) shall be deemed to have agreed with the Company and the “Designee” to vote (or in lieu thereof, to execute one or more written consents with respect to) all such Common Shares as directed by, and in accordance with instructions from, the “Designee.” In order to ensure the Participant’s (or other holder’s) compliance with such voting agreement, the Participant (on behalf of himself and any subsequent holder of the Common Shares) shall be deemed to have designated, made, constituted and appointed the Designee as his true and lawful proxy and attorney-in-fact, with full power of substitution, to represent and vote (or execute written consents in lieu thereof) in his discretion all such Common Shares with respect to any and all matters that may come before the shareholders of the Company; such proxy and power of attorney are irrevocable pursuant to the terms of Section 422(e) of the Michigan Business Corporation Act and shall survive the death, incompetency, insanity, disability or bankruptcy of the Participant, any Transfer of the Common Shares, and the death, incompetency, insanity, disability or bankruptcy of any other holder of the Common Shares. For purposes of this Paragraph 18, “Designee” shall mean Daniel Gilbert.

19.                               Investment Purpose: At the time of acquisition of any Common Shares hereunder, the Participant (or other acquirer) shall be deemed to have agreed, represented and warranted that the Participant’s (or other acquirer’s) acquisition of such Common Shares shall be for such person’s own account, for investment and not with a view to their resale in connection with a distribution of such Common Shares and that any subsequent sale or offer for sale of any such Common Shares shall be made either pursuant to (1) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with respect to the Common Shares being offered and sold, or (2) a specific exemption fiom the registration requirements of the Securities Act, but in claiming such exemption the Participant (or other acquirer) shall, prior to any offer for sale or sale of such Common Shares, obtain a favorable written opinion from counsel for or approved by the Company as to the availability of such exemption.

20.                               Certificate Legend. Upon any acquisition of Common Shares hereunder, the Company shall issue a certificate for such Common Shares, but the Company shall retain such certificate and not deliver it to the Participant (or any other acquirer or subsequent holder of the Common Shares). Moreover, any such certificate for any Common Shares acquired hereunder shall have imprinted on it the following (or a substantially similar) legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION

STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS SET FORTH IN THE COMPANY’S SHAREHOLDER AGREEMENT, 2015 EQUITY COMPENSATION PLAN, CERTAIN STOCK GRANT AND/OR STOCK OPTION AGREEMENTS, VOTING AGREEMENTS, IRREVOCABLE PROXIES, AND/OR STOCK POWERS (ALL AS MAY BE AMENDED FROM TIME TO TIME) INCLUDING, WITHOUT LIMITATION, RESTRICTIONS ON TRANSFER, THE COMPANY’S RIGHT TO REPURCHASE, A VOTING AGREEMENT, AND SUBSTANTIAL RISKS OF FORFEITURE. A COPY OF THE FOREGOING DOCUMENTS ARE ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL, UPON WRITTEN REQUEST, BE MADE AVAILABLE TO ANY PROPERLY INTERESTED PERSON WITHOUT CHARGE.”

21.                               Withholding Payments: If, upon the acquisition of Common Shares hereunder, or upon the vesting of Common Shares acquired hereunder, there shall be payable by any Rock Entity any amount for income, employment or other tax withholding, the Participant shall pay such amount to the Company, to provide funds to make such payment or to reimburse the Rock Entity for making such payment. The Company (or other Rock Entity) shall have the right to withhold the amount of such taxes from any other sums or property due or to become due from them to the Participant upon such terms and conditions as the Committee shall prescribe in its Discretion, including, without limitation, retaining and applying in satisfaction of any such taxes:

(i)                                     any dividends or other distributions otherwise payable on any Common Shares acquired by the Participant hereunder or otherwise, and/or

(ii)                                  any salary, bonus or other compensation otherwise payable to the Participant.

The Committee may also, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Shares delivered or deliverable by the Company hereunder appropriately reduced, or by electing to tender Common Shares to the Company to reimburse the Company for such income tax withholding, subject to such rules and regulations, if any, as the Committee may adopt. The Committee may make such other arrangements with respect to income, employment or other tax withholding as it shall determine in its Discretion.

22.                               Handling of Options on a Change in Control: In the event of a Change in Control, the Committee, in its Discretion without the consent of any Participant, may effect one or more of the following alternatives with respect to all or any part of the outstanding Options (which alternatives may be made conditional on the occurrence of the applicable Change in Control and which may vary among individual Participants and individual Options or portions of Options, even if such Options are granted to the same Participant):

(a)                                 accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised for a limited period of time on or before a specified date fixed by the Committee after which specified date all unexercised Options that were so accelerated and all rights of Participants under such unexercised Options shall terminate;

(b)                                 accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised for their then remaining term;

(c)                                  require the mandatory surrender to the Company of outstanding Options held by Participants (irrespective of whether such Options are then exercisable) as of a date, before or not later than sixty days after the Change in Control specified by the Committee, and in such event the Company shall thereupon cancel such Options and shall pay to each Participant an amount of cash equal to the excess, if any, of the value (as reflected by the price payable by the buyer of the Company in the Change in Control or, if there is no consideration payable in the Change in Control, the then Non-Forfeiture Repurchase Price) of the Common Shares subject to the vested portion of such Option and, if the Committee determines to do so in its Discretion, the excess, if any, of the value (as reflected by the price payable by the buyer of the Company in the Change of Control or, if there is no consideration payable in the Change in Control, the then Non-Forfeiture Repurchase Price) of the Common Shares subject to the unvested portion of such Option, determined as of the closing date of the Change in Control, over the aggregate Option Price of such Common Shares less any withholding taxes owing on such payment; or

(d)                                 provide for the conversion of Options into options to acquire stock or another equity interest in the buyer of the Company in the Change in Control, in accordance with and subject to the terms and conditions of the agreement providing for the Change in Control.

Notwithstanding the foregoing, without the consent of affected Participants, in its Discretion the Committee may in lieu of the foregoing provide for any other treatment of outstanding Options in connection with a Change in Control.

23.                               Limited Put Right. In the event that a Participant experiences a “Qualifying Termination” (defined below in this Paragraph 23), the Participant shall have the right (the “Put Right”) to require the Company to repurchase any Common Shares acquired by the Participant under the Plan which are vested at the time of the Participant’s Qualifying Termination, in accordance with and subject to the following terms and conditions:

(i)                                     A Participant may exercise the Put Right with respect to all or part of the Common Shares acquired by him under the Plan that are vested at the time of his Qualifying Termination, but he may exercise the Put Right only once.

(ii)                                  A Participant may exercise the Put Right only by providing written notice to the Company, during the ninety {90) day period following the date of his Qualifying Termination, specifying his desire to exercise the Put Right and specifying the proper number of vested Common Shares acquired by him hereunder that he desires to require the Company to repurchase; provided, however, that, in the event a Participant experiences a Qualifying Termination due to his death, or in the event a Participant experiences a Qualifying Termination other than due to his death but then dies within ninety (90) days thereafter and before he exercised his Put Right, the period during which the Put Right held by the deceased Participant may be exercised shall be extended to the period ending on the first anniversary of the date of the Participant’s death.

(iii)                               Within ninety (90) days after receipt by it of notice of exercise of a Participant’s Put Right, the Company shall repurchase the number of Common Shares specified in such notice for an amount equal to the Non-Forfeiture Repurchase Price of such number of Common Shares as of the date of the Participant’s Qualifying Termination (such amount being referred to herein as the “Put Price”).

(iv)                              Subject to Paragraph 23(ix), the Company shall pay 20% of the Put Price in cash on the closing date of the repurchase with the remaining balance of the Put Price payable in four equal installments of principal (plus interest at the then applicable rate for federal income tax purposes) on each of the first four anniversaries of the closing date of the repurchase (subject to prepayment at any time at the option of the Company without penalty); provided, however, that the Company shall not be required to make any such payment if and to the extent that (i) the payment would be prohibited by law, (ii) the payment would be prohibited under agreements governing the Company or the other Rock Entities (which are the source of the funds to make the payment), such as lending agreements and bond indentures, or (iii) the board of directors of the Company determines in its Discretion that the Company or the other Rock Entities (which are the source of the funds to make the payment) have insufficient liquidity to make the payment.

(v)                                 In the event that the Company cannot pay the Put Price (or a portion thereof) pursuant to the proviso in the foregoing clause (iv) of this Paragraph 23, the Committee shall provide written notice of such inability to the Participant and, in its Discretion and as specified in such notice, the Committee may either (i) refuse to honor the Participant’s request to exercise his Put Right (but allow the Participant to again exercise the Put Right within thirty (30) days after the Company provides written notice to the Participant that the Participant may again request to exercise his Put Rights, subject to the terms and conditions of this Paragraph 23), or (ii) delay payment of all or a portion of the Put Price until and to the extent the payment would not be prohibited by law or by such contractual agreements or liquidity requirements; provided, however, if more than one Participant exercises a Put Right at a time when the Company is unable to pay the Put Price owing to each such Participant in accordance with the payment schedule set forth in the foregoing clause (iv) of this Paragraph 23, the Committee in its Discretion shall determine whether to honor the Put Rights in the order granted, pro rata or in any other manner.

(vi)                              At the closing of the repurchase under this Paragraph 23 (and at any time thereafter, as requested by the Company), the Participant shall execute such documents and take such actions as determined by the Committee, in its Discretion, to be necessary or appropriate to effectuate (effective as of such closing date) the transfer to the Company of all Common Shares as to which the Participant exercises his Put Right.

(vii)                           All Common Shares as to which the Participant exercises his Put Right shall be free and clear of all Encumbrances, and the Participant shall so represent and warrant and further represent and warrant that he is, or his permitted transferee (pursuant to Paragraph 13) is, the record and beneficial owner of such Common Shares.

(viii)                        Upon closing of the Company’s repurchase of Common Shares as to which the Participant exercises his Put Right, the Participant shall have no further right, title or interest in or with respect to such Common Shares (except for the right to receive the Put Price thereof, plus interest).

(ix)                              (A) If a Participant exercises his Put Right, (B) if the Participant engages in any activity meeting the definition of Cause any time during the portion of the Repurchase Notification Period ending on the first anniversary of the date of Termination of the Participant,

(C) if the Company discovers such activity during the later of (I) the period specified in the foregoing clause (B) of this Paragraph 23(ix), and (II) the six months after the Participant engages in such activity, and (D) if the Company provides written notice to the Participant of its intention to exercise its rights under this Paragraph 23(ix) within six months after the Company discovers such activity, then (x) the Put Price of the Common Shares as to which the Participant exercised his Put Right shall be reduced to an amount equal to the Forfeiture Repurchase Price of such Common Shares as of the date of the Qualifying Termination of the Participant, (y) any then remaining obligation of the Company to pay any remaining installments of the Put Price shall be eliminated or reduced, as applicable, and (z) the Participant shall immediately repay any previous Put Price payments received, so that the total amount received by the Participant from the Company in respect of such Common Shares shall equal the Forfeiture Repurchase Price of the Common Shares as of the date of the Qualifying Termination of the Participant. Nothing in this Paragraph 23 shall limit the right of any Rock Entity to separately seek damages, or to pursue any other available remedy (including specific performance), against any Participant in respect of any activity engaged in by the Participant meeting the definition of Cause.

(x)                                 A Participant may exercise the Put Right provided under this Paragraph 23 only if he experiences a Qualifying Termination and only with respect to Common Shares that were acquired by the Participant under the Plan and that are vested as of the date of the Participant’s Qualifying Termination.

(xi)                              For purposes of this Paragraph 23, a Qualifying Termination shall mean Termination of a Participant on account of his Retirement, death or disability or Termination of a Participant by a Rock Entity without Cause, provided that the Participant has not theretofore engaged in any activity meeting the definition of Cause.

(xii)                           Any of a Participant’s Common Shares as to which he has not yet exercised (or is not permitted to exercise) the Put Right provided under this Paragraph 23 shall be subject to the repurchase and cancellation rights and obligations, set forth in other provisions of the Plan.

(xiii)                        Payments of Put Price owing by the Company to a Participant under this Paragraph 23 shall be reduced by any taxes required by law to be withheld therefrom.

(xiv)                       In the event a Participant exercises his Put Right hereunder, the obligation of the Company to pay the Put Price may be assumed by

(and the right of the Company to receive the Common Shares that are the subject of the Put Right may be assigned to) Daniel Gilbert.

24.                               Information Rights. Participants (or any other Persons) who acquire Common Shares pursuant to any Award made under the Plan shall have no right to receive any information regarding any Rock Entity or their respective businesses and results of operations, except such information as the Committee, in its Discretion, determines to make available or as is required by applicable law to be made available. All information provided (if any) shall be treated by the Participant (or other holder of the Common Shares) as Confidential Information. Access to any information regarding a Rock Entity that the Committee determines to make available to Participants (or other Persons) who acquire Common Shares under the Plan may, in the Discretion of the Committee, be limited to viewing such information on a secure password-protected website, and Participants (or such other Persons) shall be obligated to keep any such information strictly confidential.

25.                               Effectiveness, Termination, Duration and Amendments of Plan: The Plan shall be effective on the date the board of directors of the Company adopts the Plan. The Plan may be abandoned or terminated at any time by the board of directors of the Company. Unless sooner terminated, the Plan shall terminate on the date ten years after its adoption by the board of directors of the Company, and no Awards may be made under the Plan after its termination. The termination of the Plan shall not affect the validity of any Award that is outstanding on the date of termination. The board of directors of the Company shall have the right (without consent or approval of any Participant) to amend or revise the terms of this Plan in any respect, at any time and for any reason; provided, however, that no such amendment or revision that would adversely affect a Participant’s rights with respect to an Award made to the Participant prior to the time of the amendment or revision shall apply to such Award without the Participant’s written consent.

26.                               Section 409A of the Code: The Plan and any Award granted hereunder are intended to comply with, or be exempt from, the provisions of Section 409A of the Code, and shall be interpreted and administered in a manner consistent with that intention. Under no circumstances, however, shall any Rock Entity be liable to a Participant for any tax, interest or penalty imposed upon the Participant, or for any damage suffered by the Participant, on account of any Award to the Participant not being exempt from or not complying with Section 409A of the Code.

27.                               Requirements of Law: The granting of Awards and the issuance of Common Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. No Common Shares shall be issued or transferred pursuant to the Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the Common Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

28.                               Not Benefit Plan Compensation: Awards made pursuant to the Plan shall not be deemed a part of Participants’ compensation for purposes of determining Participants’ benefits under any other benefit plans or arrangements provided by a Rock Entity, except where the Committee expressly provides otherwise in writing or if otherwise required by law.

29.                               Governing Law: The Plan, and all Award Agreements made pursuant hereto, shall be governed, construed, and administered in accordance with the laws of the State of Michigan (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such jurisdiction or any other jurisdiction).

30.                               Changes in Laws, Rules or Regulations: References in the Plan to any law, rule or regulation shall include a reference to any corresponding rule (or number redesignation) of any amendments or restatements to such law, rule or regulation adopted after the date of the Plan’s adoption.

31.                               Headings: Headings are given to paragraphs of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

32.                               Number and Gender: Under the Plan, the singular form of a word shall include the plural form, the masculine gender shall include the feminine gender and similar interpretations shall prevail as the context requires.

33.                               Severability: In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

34.                               Shareholders Agreement. In addition to being subject to the Plan and applicable Award Agreement, all Awards and the underlying Common Shares shall also be subject to the Shareholder Agreement, and at the time of execution of an Award Agreement the Participant shall sign a signature page to the Shareholders Agreement; provided, however, that (i) notwithstanding any provision of the Shareholders Agreement permitting the Transfer of an Option or Common Shares, no Option granted and no Common Shares acquired hereunder may be Transferred unless they are also permitted to be Transferred under the provisions of the Plan, and (ii) the repurchase, cancellation and forfeiture rights and obligations relating to Options granted and Common Shares acquired hereunder shall be governed exclusively by the repurchase, cancellation and forfeiture provisions of the Plan (and the repurchase provisions contained in the Shareholders Agreement shall not apply to Options granted and Common Shares acquired hereunder).

35.                               Injunctive Relief. The terms, covenants and obligations of the Plan relate to special, unique and extraordinary matters, and a violation of any of the terms, covenants and obligations of the Plan will cause the Rock Entities irreparable injury in an amount which would be difficult, if not impossible, to estimate or determine and for which adequate compensation could not be fashioned. Therefore, the Rock Entities will be entitled, jointly and severally, to an injunction, restraining order or other equitable relief as a matter of course from any court of competent jurisdiction, restraining any Participant and any other person(s) the court may order from committing any violation or threatened violation of the terms, covenants or obligations in the Plan. The Rock Entities’ rights and remedies under this Paragraph are cumulative and are in addition to any other rights and remedies that the Rock Entities may have under the Plan or any agreement or at law or in equity.

36.                               Choice of Forum. Each Participant shall be deemed to acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Wayne shall have exclusive jurisdiction over any case or controversy arising out of or relating to the Plan or any Award and that all litigation arising out of or relating to the Plan or any Award shall be commended in the United States District Court for the Eastern District of Michigan or the Wayne County (Michigan) Circuit Court. As a result of execution of an Award Agreement, each Participant will be deemed to irrevocably consent to the jurisdiction of the United States District Court for the Eastern District of Michigan and the Wayne County (Michigan) Circuit Court in connection with all actions and proceedings arising out of, or in any way related to, the Plan or any Award.

37.                               Reimbursement of Certain Costs and Fees. Notwithstanding any term to the contrary, a Participant will be obligated to reimburse the Company or Daniel Gilbert for all costs and fees incurred by the Company or Daniel Gilbert in response to or defense of any claim, demand or legal action made/undertaken by the Participant (or his representatives on his behalf) with respect to which the Participant does not prevail in full that is in any way related to:

(i)                                     any determination, interpretation, or action undertaken by the board of directors of the Company, Daniel Gilbert or the Committee operating hereunder (including, without limitation, the repurchase, cancellation and forfeiture provisions of the Plan and the determination of the repurchase price hereunder),

or

(ii)                                  enforcement of or any claim of breach or default under the Plan.

A Participant will also be obligated to reimburse the Company or Daniel Gilbert for any costs and fees incurred by the Company or Daniel Gilbert to enforce the repurchase, forfeiture or cancellation provisions of the Plan. For purposes of this Paragraph 37, the term “costs and fees” includes, without limitation, all court costs, legal expenses, appraisal and accounting costs, and reasonable attorney fees (whether inside or outside counsel is used) whether or not a lawsuit or other form of legal action is instituted, and if a lawsuit or other legal action is instituted, whether at the trial or appellate court level. In a matter involving, in part or in whole, a dispute over the repurchase price paid or to be paid, the Company shall be deemed to prevail unless the Participant improves upon the total consideration to be received by the Participant (over that which the Plan would otherwise have provided) by at least (a) 20% or (b) $200,000, whichever is greater.

38.                               Notices. Any and all notices, designations, consents, offers, acceptances or other communications provided for in the Plan shall be given in writing and shall be delivered in person, sent by certified or registered mail, sent by facsimile or similar method of transmission or sent by overnight courier, addressed in the case of a Rock Entity to the principal office of the Company, attention General Counsel, and in the case of a Participant to his address appearing on the records of the Rock Entity or such other address as may be designated by the Participant by notice of the Company.

As adopted by the Board of Directors of Rock Holdings Inc. on [           ], 2015

ROCK HOLDINGS INC.
2015 EOUITY COMPENSATION PLAN

Exhibit A

Fair Value Per Share
(as of [        ], 2015)

Unless otherwise determined in the Discretion of the Committee at the time an Award is made and set forth in the Award Agreement, the “Fair Value Per Share” shall mean the fair market value of a Common Share held by the applicable Participant determined as follows:

(a)                                 Company Appraised Value Offer and Negotiation. The Company shall provide to the Participant its determination as to fair market value of a Common Share, determined as provided in paragraph (b). The Participant may agree to accept the Company’s appraised fair market value of a Common Share as the “Fair Value Per Share”, or the Company and the Participant shall negotiate in good faith to see if they can reach agreement on the fair market value of a Common Share.

(b)                                 Determination of Company Appraised Value. The Company’s appraised fair market value of a Common Share shall be determined by one business appraiser with at least ten years’ experience appraising private, closely-held companies selected in good faith by the Company, which may be an appraiser that has performed prior appraisals of the fair market value of a Common Share or of the Company or another business appraiser (which may be an accounting firm, including the Company’s independent public accountants) selected in good faith by the Company (the “Company’s Appraiser”). The Company’s Appraiser shall determine the fair market value of a Common Share as of any date of determination by any means reasonably determined in good faith by the Company’s Appraiser to be appropriate to determine the fair market value of a Common Share held by the applicable Participant (or other holder). The Company may elect to use the fair market value of a Common Share determined at an earlier date by an appraiser (including any such determination for another purpose) as the appraised Fair Value Per Share, and the Company may elect to use an appraisal as of the applicable date of determination (which the Company may elect to provide by updating the prior appraisal). The Company shall pay the entire cost of obtaining such appraisal.

(c)                                  Participant Appraised Value Offer and Negotiation. If the Company and the Participant have not agreed on the fair market value of a Common Share pursuant to paragraph (a), within 45 days after the Company provides to the Participant the Company’s appraised value of a Common Share, the Participant shall provide to the Company his determination as to appraised fair market value of a Common Share, determined as provided in paragraph (d), together with the related appraisal report. The Company may agree to accept the Participant’s appraised fair market value of a Common Share as the “Fair Value Per Share”, or the Company and the Participant shall negotiate in good faith to see if they can reach agreement on the “Fair Value Per Share”.

(d)                                 Determination of Participant Appraised Value. The Participant’s appraised fair market value of a Common Share shall be determined by one business appraiser with at least ten years’ experience appraising private, closely-held companies selected in good faith by the Participant, which may be an appraiser that has performed prior appraisals of the fair market value of a Common Share or of the Company or another business appraiser (which may be an accounting firm, including the Company’s independent public accountants) selected in good faith by the Participant (the “Participant’s Appraiser”). The Participant’s Appraiser shall determine the fair market value of a Common Share as of any date of determination by any means reasonably determined in good faith by the Participant’s Appraiser to be appropriate to determine the fair market value of a Common Share held by the applicable Participant (or other holder). Provided that the Participant (or other holder) and the Participant’s Appraiser shall have executed and delivered to the Company a non-disclosure agreement satisfactory to the Company that limits the Participant’s (or other holder’s) and the Participant’s Appraiser’s use and disclosure of such information, the Company shall provide to the Participant’s Appraiser access to information regarding the Company reasonably necessary for the Participant’s Appraiser to perform its appraisal pursuant to this paragraph (d). The Participant shall pay the entire cost of obtaining such appraisal.

(e)                                  Baseball Arbitration. If (i) the Company and the Participant have not agreed on the fair market value of a Common Share pursuant to paragraph (c) within 15 days after the Participant provides to the Company the Participant’s appraised value of a Common Share, or (ii) the Company and the Participant have not agreed on the fair market value of a Common Share and the Participant fails to provide to the Company the Participant’s appraised value of a Common Share within 45 days after the Company provides to the Participant the Company’s proposed appraised value of a Common Share (each, a “Triggering Event”), the Participant and the Company shall submit the determination of the fair market value of a Common Share to binding arbitration as provided in this paragraph (e) and in paragraph (f).

Within five business days after the Arbitrator (as defined in paragraph (f)) is selected,

(i)                                     the Company shall provide to the Participant and the Arbitrator a copy of its appraisal described in paragraph (b) and the amount (which shall be a single, unequivocal amount, and not a formula, a range or a conditional amount) of its last offer of the fair market value of a Common Share in the negotiations described above (or a higher amount) (such amount, the “Company’s Amount”), and

(ii)                                  the Participant shall provide to the Company and the Arbitrator a copy of his appraisal described in paragraph (d), if any, and the amount (which shall be a single, unequivocal amount, and not a formula, a range or a conditional amount) of his last offer of the fair market value of a Common Share in the negotiations described above (or a lower amount) (such amount, the “Participant’s Amount”).

Within twenty business days after the Arbitrator is selected, the Arbitrator shall determine the Fair Value Per Share as provided in paragraph (f) by delivering a reasoned opinion to the Company and the Participant, unless the Company and the Participant agree on the Fair Value Per Share before such opinion is so delivered, in which case the Fair Value Per Share shall be the amount agreed to by the Company and the Participant.

(f)                                   Arbitrator’s Determination of Fair Value Per Share. The Arbitrator shall be one business appraiser (other than the Company’s Appraiser or the Participant’s Appraiser) with at least ten years’ experience appraising private, closely-held companies selected by mutual agreement of the Participant and the Company, or if the parties are unable to agree on an arbitrator within ten business days after the Triggering Event, the Company’s independent public accountants at the time of such determination (if they were not the Company’s Appraiser or the Participant’s Appraiser) or, if they decline so to serve or are disqualified from serving, an arbitrator selected by the Company’s independent public accountants at the time of such determination that is not the Company’s Appraiser or the Participant’s Appraiser (the “Arbitrator”).

The Arbitrator shall determine the fair market value of a Common Share as of any date of determination by any means reasonably determined in good faith by the Arbitrator to be appropriate to determine the fair market value of a Common Share held by the applicable Participant (or other holder).

Provided that the Arbitrator shall have executed and delivered to the Company a non-disclosure agreement satisfactory to the Company that limits the Arbitrator’s use and disclosure of such information, the Company shall provide to the Arbitrator with access to information regarding the Company reasonably necessary for the Arbitrator to perform its determination of Fair Value Per Share pursuant to this paragraph (f).

The Arbitrator shall determine the Fair Value Per Share as follows:

(i)                                     if both the Company’s Amount and the Participant’s Amount have been submitted to the Arbitrator pursua3nt to paragraph (e) within the time limits set forth therein, (A) the Arbitrator shall determine that the Fair Value Per Share is whichever of the Company’s Amount and the Participant’s Amount most accurately reflects the fair market value of a Common Share as determined by the Arbitrator pursuant to this paragraph (f); and (B) the Arbitrator is only authorized to pick the Company’s Amount or the Participant’s Amount and has no authority or jurisdiction to pick any other amount; provided that if the Company’s Amount is greater than the Participant’s Amount, the Arbitrator shall determine that the Fair Value Per Share is the average of the Participant’s Amount and the Company’s Amount, or

(ii)                                  if one of the Company’s Amount and the Participant’s Amount has not been submitted to the Arbitrator pursuant to paragraph (e) within the time limits set forth therein, (A) the Arbitrator shall determine that the Fair Value Per Share is whichever of the Company’s Amount or the Participant’s Amount that has been submitted to the Arbitrator pursuant to paragraph (e); and (B) the Arbitrator is only authorized to pick the Company’s Amount or the Participant’s Amount, as applicable, and has no authority or jurisdiction to pick any other amount, or

(iii)                               if neither the Company’s Amount or the Participant’s Amount has been submitted to the Arbitrator pursuant to paragraph (e) within the time limits set forth therein, the Arbitrator shall determine that the Fair Value Per Share is equal to the fair market value of a Common Share as determined by the Arbitrator pursuant to this paragraph (f), but not less than the Company’s Amount nor more than the Participant’s Amount.

The Arbitrator shall have no authority or jurisdiction to make any ruling, finding or award that does not conform to the terms and conditions of this definition of Fair Value Per Share. The entire cost of obtaining such appraisal, including all attorneys’ fees, appraisal fees and arbitration fees, shall be borne by

(i)                                     the Participant if the Fair Value Per Share equals the Company’s Amount,

(ii)                                  by the Company if the Fair Value Per Share equals the Participant’s Amount, and

(iii)                               if the Fair Value Per Share is between the Company’s Amount and the Participant’s Amount, by the parties in the proportion that such party’s amount (i.e., the Company’s Amount or the Participant’s Amount, as applicable) differs from the determined Fair Value Per Share compared to how much the other party’s amount differs.

(g)                                  Effect of Determination of Fair Value Per Share. The determination of Fair Value Per Share, whether by agreement, appraisal, appraised fair market value of a Common Share or arbitration by the Arbitrator, provided for in this definition of Fair Value Per Share shall be final and binding and shall be in lieu of any other settlement procedure with respect to the valuation of the applicable Common Shares at the Fair Value Per Share under the Plan or otherwise. Any determination of such fair market value of a Common Share or Fair Value Per Share pursuant to this definition of Fair Value Per Share shall be deemed to be, and shall have the same effect as, an arbitration pursuant to Michigan Compiled Laws Annotated Section 600.5001, and a judgment of any Michigan Circuit Court may be rendered upon any determination of fair market value of a Common Share or Fair Value Per Share made pursuant to this definition of Fair Value Per Share.

EXHIBIT C

CONSENT IN LIEU OF A MEETING OF THE
BOARD OF DIRECTORS OF ROCK HOLDINGS INC.

(First Amendment to 2015 Equity Compensation Plan)

The undersigned is the sole member of the Board of Directors of Rock Holdings Inc., a Michigan corporation (the “Company”). By execution of this Consent, the Director consents to and authorizes the action set forth in this Consent. This Consent shall be in lieu of action presented to a formal meeting of the Board of Directors and the resolutions shall have the same force and effect as if adopted at a Board meeting called for the purpose of their adoption.

The Board of Directors hereby consents to, authorizes, and adopts the following recitals and resolutions and all actions contemplated thereby:

WHEREAS, there has been presented to the Board of Directors the proposed First Amendment to Rock Holdings Inc. 2015 Equity Compensation Plan, attached as Exhibit A (the “Amendment”), which primarily narrows the definition of “Cause” giving rise to various forfeiture and below market repurchase rights provisions in the Rock Holdings Inc. 2015 Equity Compensation Plan (the “Plan”) and the related outstanding Awards; and

WHEREAS, the director has reviewed and discussed the proposed Amendment and has determined that the adoption of the proposed Amendment would be in the Company’s and its shareholders’ best interests.

NOW, THEREFORE, BE IT RESOLVED, that the Amendment is approved and adopted;

FURTHER RESOLVED, that the • officers of the Company and any person authorized so to act by any officer of the Company, are hereby jointly and severally authorized and directed to do such ants, to pay such costs, and to execute and deliver such notices, certificates, agreements, assignments and other instruments and communications, with or without the seal of the Company, as any of them may deem necessary, appropriate or advisable to satisfy the requirements of the instruments authorized and approved by, or to carry into effect the intent of, the foregoing resolutions, including preparing the appropriate documentation and retaining counsel to assist in the implementation thereof; and

FURTHER RESOLVED, that all acts of the officers of the Company and of any person authorized to act by an officer of the Company, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, are severally ratified, confirmed, approved and adopted as acts in the name and on the behalf of the Co any.

Dated: May 31, 2017

Daniel Gilbert, sole member of the Board

Exhibits:

A             First Amendment to Rock Holdings Inc. 2015 Equity Compensation Plan

Exhibit A

FIRST AMENDMENT TO
ROCK HOLDINGS INC.
2015 EQUITY COMPENSATION PLAN

WHEREAS, Rock Holdings Inc., a Michigan Corporation (the “Company”), has previously adopted the Rock Holdings Inc. 2015 Equity Compensation Plan (the “Plan”);

WHEREAS, pursuant to Paragraph 25 of the Plan, the Company’s board of directors has the right to amend the Plan without consent or approval of any Participant if such amendment does not adversely affect a Participant’s rights with respect to an Award made to the Participant prior to the time the amendment or revision shall apply to such Award; and WHEREAS, the Company’s board of directors now desires to amend the Plan.

NOW THEREFORE, by resolution of the Company’s board of directors, the Plan is hereby amended as follows (capitalized terms used, but not defined, in this amendment have the meanings given to them in the Plan, unless the context otherwise requires):

1.             The definition of “Cause(-) in Paragraph 1(c) of the Plan is amended to read as follows:

(c)                                  “Cause” shall mean an individual’s (i) unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of a Rock Entity, or • (ii) commission of an act or omission constituting common law fraud. in the case of either clause (i) or (ii), that has a material adverse effect on any Rock Entity or Rock Entities.

2.             The foregoing amendments to the Plan are intended to apply to outstanding Awards under the Plan to narrow the definition of “Cause(-), which triggers rights to forfeitures and repurchases at the Forfeiture Repurchase Price, that would otherwise apply to such Awards, including, without limitation, (i) modifying Paragraph 2(ii) of the outstanding Amended and Restated Stock Grant Agreements to further narrow the definition of Cause pursuant to which the Company may repurchase Common Shares at the Forfeiture Repurchase Price under the paragraphs of the Plan described in such Paragraph 2(ii), and (ii) modifying Paragraphs 6(i)(A), (B), (C) and (D) of the outstanding Stock Option Agreements to narrow the definition of Cause pursuant to which vested options terminate at Termination or pursuant to which the Company may repurchase Common Shares at the Forfeiture Repurchase Price under the paragraphs of the Plan described in such Paragraphs 6(i)(A), (B), (C) and (D). As such, the foregoing amendments benefit the Participants holding outstanding Awards and are not adverse to such Participants.

Dated: May [  ], 2017